UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 10/05/2005

NYMEX Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-30332

DE	13-4098266
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY 10282-1101

(Address of Principal Executive Offices, Including Zip Code)

(212) 299-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 29, 2005, NYMEX Holdings, Inc. (the “Company”) held an informational presentation for shareholders and members to discuss the proposed investment by General Atlantic LLC for a 10% stake in the Company and to discuss other recent developments.

A replay of the informational presentation is available via webcast and conference call. A transcript of the informational presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. To listen to the internet audiocast, click the “Shareholder Meeting On-Demand Audiocast” link in the scrolling news ticker on nymex.com or select “Shareholder Meeting Replay” from the Shareholder Relations menu on nymex.com. A recording of the meeting is also available via telephone. To access the telephone recording, please call 1-888-286-8010 and enter replay code 30687152. A copy of the presentation materials was previously made available as Exhibit 99.1 to a Current Report on Form 8-K filed on September 29, 2005.

Forward Looking and Cautionary Statements

The attached transcript may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Company’s future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential, and similar words and terms, in connection with any discussion of future results, including the Company’s plans to enter into definitive documents, to conduct the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and the Company’s exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to reach definitive documents with respect to the proposed private placement or to consummate, in whole or in part, the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the private placement, and the Company’s determination not, or difficulties, delays or unanticipated costs in the Company’s inability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. The Company assumes no obligation to update or supplement its forward-looking statements.

Statement Regarding Information That May Become Available

Please note this is not intended to be a solicitation for proxy. If a transaction is to be proposed to the Company’s shareholders, the Company would file with the Securities and Exchange Commission and distribute to its shareholders a proxy statement in connection with any transaction that may result from the non-binding letter of intent. The Company’s shareholders would be urged to read the proxy statement in its entirety when it becomes available, and any other related documents the Company may issue, because they will contain important information about the Company, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. If and when these documents are filed, they can be obtained for free at the SEC’s website (www.sec.gov). Additional information on how to obtain these documents from the Company would be made available to shareholders if and when a transaction is to occur. The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with any transaction that might be proposed to such shareholders. Information about the directors and executive officers of the Company and their ownership of the Company’s stock is set forth in the proxy statement for the Company’s 2005 annual meeting. Information regarding the interests of the Company’s directors and executive officers in any transaction proposed to the Company’s shareholders will be included in the proxy statement if and when it becomes available.

The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with any transaction that might be proposed to such shareholders. Information about the directors and executive officers of the Company and their ownership of the Company’s stock is set forth in the proxy statement for the Company’s 2005 annual meeting. Information regarding the interests of the Company’s directors and executive officers in any transaction proposed to the Company’s shareholders will be included in the proxy statement if and when it becomes available.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By:	/s/ James E. Newsome
President

Date: October 5, 2005

Exhibit Index

Exhibit No.	Description

99.1	Transcript of Informational Presentation